Exhibit 99.1

      AMERICAN JOURNAL OF HYPERTENSION PUBLISHES SEVEN ARTICLES SUPPORTING
               CARDIODYNAMICS' ICG USE IN HYPERTENSION MANAGEMENT

SAN DIEGO, March 9 /PRNewswire-FirstCall/ -- CardioDynamics (Nasdaq: CDIC), the innovator and leader of Impedance Cardiography (ICG) technology, today announced that the February 2005 issue of the American Journal of Hypertension published seven articles highlighting the significance of ICG in the management of hypertension. The American Journal of Hypertension is the official journal of the American Society of Hypertension and has a distribution of over 4,800 clinicians, researchers, and other healthcare professionals worldwide. The ICG articles can be accessed at http://www.cdic.com/cdclin30.html.

Prominent physicians and researchers contributing to the publication included Carlos M. Ferrario, M.D., Wake Forest University Baptist Medical Center, Winston-Salem, NC; John E. Strobeck, M.D., Ph.D., Heart-Lung Center, Hawthorne, NJ; Sandra J. Taler, M.D., Mayo Clinic School of Medicine, Rochester, MN; Hector Ventura, M.D., Ochsner Clinic Foundation, New Orleans, LA; Alan S. Maisel, M.D., Veteran's Affairs Medical Center and University of California San Diego, CA; and Charles W. Parrott, M.D., Providence Hospital, Mobile, AL.

In his editorial, "New Approaches to Hypertension Management: Always Reasonable But Now Necessary," Dr. Ferrario stated, "Multiple classes of antihypertensive medications have been identified, and more than 100 medications are available for the treatment of high blood pressure. However, improved blood pressure control has remained an elusive target despite great public and physician awareness and a large armament of antihypertensive medications with proven benefit. The number of available drugs and co-morbidities creates difficult management decisions, especially in the patient with long-standing disease. Recently, the noninvasive technology of impedance cardiography has emerged as a valuable new tool for diagnostics and prognostic assessment in hypertensive patients to aid therapeutic decision making."

Michael K. Perry, CardioDynamics' CEO, stated, "We believe the studies presented in the recent American Journal of Hypertension will increase awareness of the clinical utility of ICG in the diagnostic and therapeutic management of hypertensive patients. According to the American Heart Association, the cost of treating hypertension in 2003 was more than $50 billion, with almost $18 billion directly related to drug costs. Hypertension affects nearly 65 million Americans and as many as one billion worldwide and in our country is the most common reason patients visit their physicians. Our ICG technology provides noninvasive and cost-effective access to cardiac data that assists physicians in the diagnosis and treatment of this escalating disease."

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About CardioDynamics:

CardioDynamics (Nasdaq: CDIC), the ICG Company, is the innovator and leader of breakthrough medical technology called Impedance Cardiography (ICG). The Company develops, manufactures and markets noninvasive diagnostic and monitoring technologies and electrodes. The Company's ICG Systems are being used by physicians around the world to help battle the number one killer of men and women -- cardiovascular disease. Partners include GE Healthcare and Philips Medical Systems. For additional information, please refer to the company's Web site at www.cdic.com.

Forward-Looking (Safe Harbor) Statement:

Except for the historical and factual information contained herein, this press release contains forward-looking statements, the accuracy of which is necessarily subject to uncertainties and risks including the Company's primary dependence on the BioZ product line, and various uncertainties characteristic of early growth companies, as well as other risks detailed in the Company's filings with the SEC, including its 2004 Form 10-K. The Company does not undertake to update the disclosures contained in this press release.

SOURCE  CardioDynamics
    -0-                             03/09/2005
    /CONTACT: Bonnie Ortega, Investor Relations, ext. 1005, bonnie@cdic.com, or Irene Paigah, Media Relations, ext. 1012, ip@cdic.com, both of CardioDynamics, +1-800-778-4825/
    /Web site:  http://www.cdic.com/cdclin30.html /
    /Web site:  http://www.cdic.com /